EXHIBIT 23

DELOITTE & TOUCHE LLP
1700 Market Street
Philadelphia, Pennsylvania 19103-3984
Telephone (215) 246-2300
Facsimile (215) 569-2441

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated February 24, 2004, incorporated by reference in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

March 11, 2004